UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2012

INTERNATIONAL SAFETY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-173476	99-0363913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

130 William Street, 6th Floor

New York, NY 10038

(Address of principal executive offices, including zip code)

(212) 344-1105

(Registrant’s telephone number, including area code)

Benaco, Inc.

44 Wall Street, 14th Floor

New York, New York 10005

(Former name or address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

Effective December 21, 2012, the name of the Company was changed from Benaco, Inc. to International Safety Group, Inc. A Certificate of Amendment to the Articles of Incorporation changing the name of the Company to International Safety Group, Inc. was filed with the Secretary of State of the State of Nevada on November 26, 2012, but by its terms, the amendment only became effective on December 21, 2012. The amendment was approved by the Board of Directors of the Company on November 15, 2012 and by the written consent of the holder of a majority of the Company’s outstanding shares of Common Stock on October 25, 2012. The name change was approved by the Financial Industry Regulatory Authority (“FINRA”) on January 7, 2013. In connection with such action FINRA also approved a new trading symbol for the Company’s Common Stock. The new symbol is ISGI.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On January 7, 2013 Denise Groneman was elected as Chief Operating Officer of the Company, Michael Benjamin was elected as Chief Compliance Officer and Treasurer of the Company and Mikhail Geller was elected as Chief Accounting Officer, Controller and Operations Manager of the Company.

Michael Benjamin, age 29, has been Chief Compliance Officer and Treasurer of the Company since January 11, 2013. From November 13, 2012 to January 10, 2013 he was Controller of the Company. Since August, 2010 Mr. Benjamin has been Controller of Certified Site Safety, Inc. and certain affiliated companies. From 2006 to 2010 he was a Business Manager for Lola Couture, a company engaged in the business of Fashion in Los Angeles, CA. From 2003 to 2006 he was a staff accountant with Rose Pinchuk, a company engaged in the business of Financial Audits in Connecticut.

Denise Groneman, age 53, has been Chief Operating Officer of the Company since January 11, 2013. Since 2009 she has also been Vice President Operations and Administration pf Certified Site Safety of New York, LLC and Vice President Business Development of Certified Site Safety, Inc. From 2000 to 2009 she was employed with Capelli Enterprises, Inc.

Mikhail Geller, age 36, has been Chief Accounting Officer, Controller and Operations Manager of the Company since January 11, 2013. From 2010 to 2012 he was a Compliance Consultant with Virtusa Corp. From 2009 to 2010 he was an associate with Haprer & Nilsson. From 2005 to 2008 he was a compliance consultant with Citigroup Private Bank.

ITEM 8.01 OTHER EVENTS

On December 31, 2012 the Company effectuated a 20 share for each one share held common stock dividend to holders of record of the Company’s Common Stock as of November 6, 2012. A total of 14,800,000 additional shares of Common Stock were issued as a result of the dividend. The dividend was approved by FINRA on December 27, 2012.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

3.1.	Certificate of Amendment to the Company Articles of Incorporation filed with the Nevada Secretary of State on November 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SAFETY GROUP, INC.INC.

Dated: January 11, 2013	By:	/s/ Michael Gianatasio
Name: Michael Gianatasio
Title: Chief Executive Officer